Exhibit 99.1
LEVIN GINSBURG
80 North LaSalle Street w Suite 3200
Attorneys at Law
Chicago, Illinois 60601-2800
312.368.0100

January 2, 2008

Via Overnight Courier, Email and Telefax No. 561-743-8343

Dyadic International (USA), Inc.
   Formerly known as Dyadic International, Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477
Attention: Wayne Moor, Chief Executive Officer, President and Board Member

RE:            Default under Revolving Note ($3,000,000.00)
  Our File No. 337438

Dear Mr. Moor:

As you may recall, we are counsel to the Mark A. Emalfarb Trust under agreement dated October 1, 1987 ("Lender").

By our letter to you dated October 3, 2007 ("Notice"), Lender put Dyadic International (USA), Inc., formerly known as Dyadic International, Inc., ("Borrower") on notice of certain of events which could give rise to Borrower's default ("Events") pursuant to Section 5 of that certain Revolving Note dated as of May 29, 2003 ("Bridge Note").  The balance due under the Bridge Note is the principal sum of $2,378,832.00, plus all interest accrued from and after October 1, 2007, and legal fees incurred by Lender of $11,163.75.

The Events have continued for more than ninety (90) days after the Notice and, therefore, Borrower is in "Default" (as that term is defined in the Bridge Note).  Lender will not extend the maturity date under the Bridge Note.

Lender hereby declares the Bridge Note to be in Default, and all amounts evidenced thereby to be immediately due and payable to Lender.  All amounts due under the Note must be wired or otherwise paid by Borrower to Lender so they are received by Lender not later than 4:30 p.m., EST, on January 2, 2008.  Lender's wire instructions are as follows:

JP Morgan Chase Bank, N.A.
ABA #
Goldman, Sachs & Co.
A/C #
For credit to Mark A. Emalfarb Trust
FAO:

Should Borrower fail to pay all amounts due as demanded herein, Lender will exercise its rights and remedies.

Levin & Ginsburg Ltd.                 w                   www. lgattorneys.com                  w                    fax 312.368.0111

Mr. Wayne Moor
   Dyadic International (USA), Inc.
Formerly known as Dyadic International, Inc.
Our File No. 337438
January 2, 2008

Upon your receipt of this notice, please immediately confirm with me in writing that Borrower will pay all amounts due as demanded herein and, if the amounts due are wired to Lender, please provide me with the wire transfer confirmation number as soon as it becomes available.

Sincerely,

/s/ Jonanthan M. Weis

JONATHAN M. WEIS
jweis@lgattorneys.com

JMW/pdk

cc:            Mr. Harry Z. Rosengart, Dyadic Chairman of the Board
(via email and telefax no. 561-743- 8343)
Mr. Richard Berman, Dyadic Board Member
(via email and telefax no. 561-743-8343)
Mr. Stephen J. Warner, Dyadic Board Member
(via email and telefax no. 561-743-8343)
Ms. Lisa M. De La Pointe, Executive Vice President and Chief Financial Officer
(via email and telefax no. 561-743-8343)
Mr. David W. Trench
(via email and telefax no. 561-743-8343)
Mr. Robert S. Levin